Sub-Item 77Q1(d): Copies of Constituent Instruments Defining The Rights of Shareholders Referred to in Sub-Item 77I

Effective July 31, 2015, the Goldman Sachs Absolute Return Tracker Fund, Goldman Sachs Commodity Strategy Fund, Goldman Sachs Dynamic Allocation Fund, Goldman Sachs International Real Estate Securities Fund and Goldman Sachs Real Estate Securities Fund (the Funds) commenced offering Class R6 Shares. The terms of the Class R6 Shares for the Funds are described in Post-Effective Amendment No. 478 to the Registrants Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on July 31, 2015 (Accession No. 0001193125-15-273038). Amendment No. 84 dated April 16, 2015 to the
Registrants Agreement and Declaration of Trust dated January 28, 1997, which established Class R6 Shares for the Funds, is incorporated herein by reference to Exhibit (a)(85) to Post-Effective Amendment No. 455 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on April 30, 2015 (Accession No. 0001193125-15-161650).

Effective July 31, 2015, the Goldman Sachs Balanced Strategy Portfolio, Goldman Sachs Equity Growth Strategy Portfolio, Goldman Sachs Growth and Income Strategy Portfolio, Goldman Sachs Growth Strategy Portfolio and
Goldman Sachs Satellite Strategies Portfolio (the Funds) commenced offering Class R6 Shares. The terms of the Class R6 Shares for the Funds are described in Post-Effective Amendment No. 479 to the Registrants Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on July 31, 2015 (Accession No. 0001193125-15-273065). Amendment No. 84 dated April 16, 2015 to the Registrants Agreement and Declaration of Trust dated January 28, 1997, which established Class R6 Shares for the Funds, is incorporated herein by reference to Exhibit (a)(85) to Post-Effective Amendment No. 455 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on April 30, 2015
(Accession No. 0001193125-15-161650).

Effective August 31, 2015, the Goldman Sachs Global Real Estate Securities
Fund commenced offering Class A, Class C, Institutional, Class IR, Class R and Class R6 Shares (the Shares). The terms of the Shares for the Fund are described in Post-Effective Amendment No. 494 to the Registrants Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on July 31, 2015 (Accession No. 0001193125-15-308337). Amendment No. 85 dated June 11, 2015 to the Registrants Agreement and Declaration of Trust, dated January 28, 1997, which established the Shares for the Fund, is incorporated herein by reference to Exhibit (a)(86) to Post-Effective Amendment No. 464 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on June 17, 2015 (Accession No. 0001193125-15-226030).